TRUST INDENTURE

                                       OF

                        THE STANLEY H. DURWOOD FOUNDATION


     THIS AGREEMENT made this 27th day of April, 1999, by and between STANLEY H. DURWOOD, of Jackson County, Missouri, as Grantor (hereinafter called "Grantor"), and STANLEY H. DURWOOD, RAYMOND F. BEAGLE, JR., and CHARLES J. EGAN, JR., of Jackson County, Missouri, as Trustees (hereinafter called the "Trustees").

     WITNESSETH:

     WHEREAS, the Grantor intends from time to time during his lifetime and at his death to make charitable donations to the Trustees and, for this purpose, desires to establish a trust for wholly charitable purposes; and

     WHEREAS, the Grantor concurrently with the execution hereof has transferred and delivered to the Trustees the property described in "Schedule A" attached hereto, as one of such charitable donations, to be held in trust subject to the terms of this Agreement; and

     WHEREAS, other persons, firms or corporations may also make charitable contributions to the Trustees; and

     WHEREAS, such donations will constitute, as and when received by the Trustees, a part of the trust fund to be held for the purposes hereinafter set forth; and

     WHEREAS, the Grantor desires that the Trustees hold and administer such donations and the Trustees are willing to hold and administer them pursuant to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained the Grantor and the Trustees do hereby covenant and agree as follows:

     1. ESTABLISHMENT OF TRUST. The Trustees hereby acknowledge receipt of the donation made concurrently with the execution hereof as described in "Schedule A." The Trustees shall receive any such other donations paid to them in cash or in other property acceptable to them. The donation received by the Trustees concurrently with the execution hereof and all such other donations so received, representing the principal of the Trust, together with the income therefrom (which principal and income are hereinafter referred to collectively as the "Trust Estate"), shall be held, managed and administered pursuant to the terms of this Agreement.

     2. NAME OF TRUST AND DEFINITIONS.

        (a) This Trust shall be known as THE STANLEY H. DURWOOD FOUNDATION (hereinafter "Foundation").

        (b) The following definitions shall apply for all purposes of this Agreement.

           (i) "Community Foundation" shall mean THE GREATER KANSAS CITY COMMUNITY FOUNDATION AND AFFILIATED TRUSTS, of Kansas City, Missouri, and its successors and assigns.

           (ii) "Charitable organization" shall mean a public charity described in Section 509(a)(1) or Section 509(a)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, which is a beneficiary of this Trust, including the Community Foundation or a substituted charitable organization (as defined below). "Charitable organizations" shall mean more than one charitable organization.

           (iii) A  "disqualified   charitable  organization"  shall  mean  a
     charitable organization which loses its tax-exempt status; substantially fails or abandons its operations, or is dissolved; or is not described in
     Section 509(a)(1) or Section 509(a)(2) of the Internal Revenue Code of 1986, as amended.

     3. PURPOSES OF THE FOUNDATION.

        (a) The Grantor intends and hereby directs the Trustees to use the net income of the Trust and so much of the principal of the Trust as they deem appropriate to establish, support and fund specific programs operated, funded or sponsored by the Community Foundation or a substituted charitable organization (as defined below) within the meaning of Section 509(a)(3) of the Internal Revenue Code of 1986, as amended, as more fully described below. It is the Grantor's intent that these programs be supported by the Trust to the extent that their proper function is dependent upon the funds provided by the Trust as more fully described in subparagraphs (e), (f) and (g) of this paragraph 3. The Trustees shall fund and support any one or more of the programs, activities or services funded or sponsored by (i) the Community Foundation to aid or support public charities served by said Community Foundation, or (ii) a substituted charitable organization (as defined below). The Trustees shall be free to select such programs, activities or services from time to time as the Trustees deem appropriate, without limitation, and to recommend to the Community Foundation or substituted charitable organization any program, activity or service to aid or support such public charity or charities they deem worthy of support or funding by them. The Trustees may establish donor-advised funds at the Community Foundation or substituted charitable organization and may retain and exercise advisory powers or may delegate advisory powers to identified representatives of the public charity or charities who are the beneficiaries of said donor-advised funds. If the Community Foundation (or any other charitable organization which is a beneficiary of


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


this Trust) becomes a disqualified charitable organization, the Trustees may substitute one or more charitable organizations (collectively, the "substituted charitable organization") for any such disqualified charitable organization as a beneficiary of the Trust as the Trustees determine in their sole and absolute discretion, provided, however, the activities of any such substituted charitable organization must further the charitable or other qualified purposes of the Trust.

        (b) In establishing this Trust, it is the Grantor's desire and intention to create an organization with substantial financial resources by means of which financial and other assistance can be given to the charitable organizations engaged exclusively in one or more activities of the kind mentioned in this paragraph on a planned and continuing basis. Although the Grantor intends to participate actively with the Trustees in such efforts during his lifetime, he desires to provide an administrative organization through the Trustees which will assure objectivity, skill and continuity in the management of the activities of the Trust. Therefore, subject to the limitations set forth in this paragraph, the Trust Estate shall be paid, contributed, given or loaned to the charitable organizations or expended, used or applied for the benefit of the charitable organizations in such manner and amounts and for such purposes by the Trustees as the Trustees as herein constituted from time to time in writing may direct in furtherance of any of the purposes of this trust. At all times during the existence of this Trust, it shall be the duty of the Trustees to make every reasonable effort to further the purposes of the Trust, and, after the death of the Grantor, to do everything advisable or reasonably necessary to continue or complete any qualified project of the Trust which was commenced or established by the Grantor during his lifetime.

        (c) Anything contained in this Agreement to the contrary notwithstanding, the Trust Estate (other than such part as may be required to pay taxes and administration expenses) shall be used exclusively for religious, charitable, scientific, testing for public safety, literary or educational purposes, or to foster national or international amateur sports competition (but only if no part of its activities involves the provision of athletic facilities or equipment), or for the prevention of cruelty to children within the United States or any of its possessions. No part of the Trust Estate, either income or principal, shall revert or be distributed to or used for or inure to the benefit of (i) the Grantor, (ii) any other individual or corporate donor to the Trust,
(iii) any person who is a member of the family of the Grantor or of any such other donor, as family is defined in Section 267(c) (4) of the Internal Revenue Code of 1986, as amended, (iv) any corporation controlled by the Grantor or by any such other donor, through the ownership, directly or indirectly of 50 percent or more of the total combined voting power of all classes of stock entitled to vote or 50 percent or more of the total value of shares of all classes of stock of such corporation, or (v) any other private shareholder or individual, nor shall any substantial part of the activities of the Trust consist of the carrying on of propaganda, or otherwise attempting to influence legislation. It is the Grantor's intention in creating this Trust that at all times the Trust shall be tax exempt and the donations to the Trust Estate shall be deductible from taxable income to the extent allowed by the provisions of the Internal Revenue Code and other applicable legislation and regulations, and any provision hereof which in operation or effect would make it improper for sums contributed to the Trust to be allowable as deductions in

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


determining federal income tax of the respective donors under laws and regulations then in effect shall be inoperative and null and void.

        (d) Anything to the contrary herein notwithstanding, if for any period the Trust shall fail to meet the requirements of Section 509(a)(3) of the Internal Revenue Code and shall be subject to the rules governing private foundations, the income of the Trust Estate for each taxable year of such period must be distributed at such time and in such manner as not to subject the Trust to tax under Section 4942 of the Internal Revenue Code; and during such period the Trust is prohibited from doing any of the following: (i) engaging in any act of self-dealing, as defined in Section 4941(d) of the Internal Revenue Code;
(ii) retaining any excess business holdings, as defined in Section 4943(c) of the Internal Revenue Code; (iii) making any investments in such manner as to subject the Trust Estate to tax under Section 4944 of the Internal Revenue Code; or (iv) making any taxable expenditures, as defined in Section 4945(d) of the Internal Revenue Code. Anything contained in this Agreement to the contrary notwithstanding, no loan, investment or transaction shall be made by the Trustees which is defined as a "Prohibited Transaction" by the Internal Revenue Code of the United States, or by the rules and regulations promulgated pursuant thereto, or which would deny to the Trust Estate exemption from taxation for income tax purposes, or cause the disallowance as a deduction of any contributions and gifts made to it by individual or corporate donors, and of any contributions and gifts made by the Trustees as hereinabove provided in this Agreement. The Trustees shall not be liable for any loss occurring because of any transaction entered into in good faith.

        (e) Anything to the contrary herein notwithstanding, the Trust shall maintain a significant involvement in the operations of the charitable organizations and such charitable organizations must in turn be dependent upon the Trust for the type of support which the Trust provides (the "Integral Part Test"). In order to meet the Integral Part Test, the Trustees shall comply with Treasury Regulation Section 1.509 (a)-4(i)(3) and shall make payments of substantially all of the income of the Trust to or for the use of the charitable organizations, and the amount of support received by the charitable organizations shall be sufficient to insure the attentiveness of the charitable organizations to the operations of the Trust. In addition, a substantial amount of the total support of the Trust must go to the charitable organizations which meet the attentiveness requirements of this subparagraph with respect to the Trust. Except as provided in subparagraph (f) of this paragraph 3, the amount of support received by a charitable organization must represent a sufficient part of the charitable organization's total support so as to insure such attentiveness. In applying the immediately preceding sentence, if the Trust makes payment to the Community Foundation or to a substituted charitable organization to aid or support a particular public charity or to or for the use of a particular department or school of a public charity aided or supported by the Community Foundation or a substituted charitable organization, the total support of the particular public charity or the particular department or school of a public charity, as the case may be, shall be substituted for the total support of the Community Foundation or the substituted charitable organization.

        (f) Even where the amount of support received by a charitable organization does not represent a sufficient part of the charitable organization's total support, the amount of support received from the Trust may be sufficient to meet the requirements of subparagraph (e) of this paragraph 3 if it can be demonstrated that in order to avoid the interruption of the carrying on of a particular function or activity, the charitable organization will be sufficiently attentive to the operations of the Trust. This may be the case where either the Trust or the charitable organization earmarks the support received from the Trust for a particular program or activity, even if such program or activity is not the charitable organization's primary program or activity so long as such program or activity is a substantial one.

        (g) The Trustees shall consider all pertinent factors, including the number of charitable organizations, the length and nature of the relationship between the charitable organization and the Trust, and the purposes to which the funds are put for purposes of determining whether the amount of support received by a charitable organization is sufficient to insure the attentiveness of such charitable organization to the operations of the Trust.

     4. POWERS OF TRUSTEES. Consistent with and in furtherance of the charitable purposes of the Trust, in the administration of the Trust Estate and in addition to the powers granted the Trustees under Missouri law, the Trustees are hereby authorized and empowered:

        (a) To purchase or otherwise acquire and to retain, whether originally a part of the Trust Estate or subsequently acquired, any and all stocks, voting trust certificates, bonds, notes or other securities, or any variety of real or personal property, including stocks or interests in voting trusts, investment trusts and common trust funds, as they may deem advisable, whether or not such investments are of the character permissible for investment by fiduciaries, or are unsecured, unproductive, underproductive, overproductive or of a wasting nature. Investments need not be diversified and may be made or retained with a view to a possible increase in value. The Trustees may at any time render liquid the Trust Estate in whole or in part, and hold cash or readily marketable securities of little or no yield for such period as they may deem advisable.

        (b) To  sell,  pledge,  mortgage,   transfer,  exchange,  convert  or
otherwise dispose of or grant options with respect to any and all property at any time forming a part of the Trust Estate, in such manner, at such time or times, for such purposes, for such prices and upon such terms, credits and conditions as they may deem advisable.

        (c) To borrow money for any purpose connected with the protection, preservation or improvement of the Trust Estate whenever in their judgment it is advisable, and as security to mortgage or pledge, lease for any period of time, even beyond the term of this trust, any real or personal property forming a part of the Trust Estate upon such terms and conditions as they may deem advisable.

        (d) To vote in person or by general or limited proxy and to enter into, ratify or accept the provisions of any voting trust with respect to any shares of stock or other securities held by them; to consent, directly or through a committee or other agent, to the reorganization, consolidation, merger, dissolution or liquidation of any corporation in which the Trust may have any interest, or to the sale, lease, pledge or mortgage of any property by or to any such corporation; and to make any payments and to take any steps which they may deem necessary or proper to enable them to obtain the benefit of any such transaction.

        (e) To cause any stocks, bonds, or other securities to be registered either in their own names or in the name of their nominee or the nominee of any bank or trust company acting as a Trustee or a custodian of the funds and any securities held hereunder; provided, however, that such registration shall neither increase nor decrease the liability of the Trustees.

        (f) To pay, compromise, compound, adjust, submit to arbitration, sell or release any claim or demand of the Trust against others or of others against the Trust on such terms as they may deem advisable, including the acceptance of deeds of real property in satisfaction of bonds and mortgages, and to make any payments in connection therewith which they may deem advisable.

        (g) To make distribution of the principal of the Trust Estate in kind and to cause any share to be composed of cash, property or undivided fractional shares in property different in kind from any other share.

        (h) To employ such suitable agents and counsel as the Trustees deem necessary and to appoint any bank or trust company as custodian of the Trust Estate. Reasonable expenses and compensation for such services are to be paid out of the Trust Estate.

        (i) To determine whether any money or other property coming into their hands concerning which there may be any doubt, shall be considered as a part of the principal or income of the Trust Estate, and to apportion between such principal and income any loss or expenditure in connection with the Trust Estate as to them may seem just and equitable. No sinking fund shall be created as to any security received or purchased at a premium or at a price in excess of the call or redemption price. Income may be added from time to time to the principal of the Trust Estate and invested as a part thereof.

        (j) To execute and deliver any and all instruments in writing which they may deem advisable to carry out any of the foregoing powers. No party to any such instrument in writing signed by the Trustees shall be obliged to inquire into its validity, or be bound to see to the application by the Trustees of any money or other property paid or delivered to them by such party pursuant to the terms of any such instrument.

     5. RULES GOVERNING TRUSTEES. The following rules shall govern the number, selection compensation, liability and succession of Trustees:

        (a) There shall be no more then seven (7) Trustees of the Trust. The Trustees shall have the power to determine the number of Trustees and to increase or decrease the number of Trustees by majority vote at such time or times as they may decide. The Trustees may delegate the power to select any Trustee to any charitable organization named or described in paragraph 3. Each Trustee who is a party to this Agreement shall serve until his death, disability, removal or resignation. Any remaining Trustee or Trustees shall have the power to fill any vacancy by majority vote. Any Trustee appointed under the terms of this paragraph shall serve for such term as the Trustees may determine. A Trustee may be appointed to serve more than one term in the discretion of the Trustees other than the Trustee who is being considered for reappointment. If the Trustees fail to fill any vacancy, then the charitable organizations named in paragraph 3 shall fill such vacancy, and if there is more than one such charitable organization, such vacancy shall be filled by majority vote. The Grantor intends that this trust, at the time it receives substantial funding, shall meet the definition of an organization described in Section 509(a)(3) of the Internal Revenue Code of 1986, as amended, and that it will not be controlled, directly or indirectly, by disqualified persons in order to meet the requirements of Section 509(a)(3)(c). Therefore, the Trustees, if necessary, shall appoint Trustees who meet the requirements of said statute in order to assure compliance with applicable law.

        (b) Any Trustee may resign at any time by giving at least sixty (60) days written notice of such resignation to the other Trustee or Trustees. Any Trustee other than a Trustee who is a party to this Agreement may be removed by the majority vote of the Trustees other than the Trustee being considered for removal by giving at least sixty (60) days' written notice of such removal by the Trustees. If there are at least five (5) Trustees serving, a Trustee who is a party to this Agreement may be removed by the unanimous vote of the Trustees other than the Trustee being considered for removal by giving at least sixty
(60) days' written notice of such removal by the Trustees.

        (c) (i) Any successor Trustee shall be designated by an instrument in writing, copies of which shall be delivered to the Grantor, if living, and to the former Trustee. Before entering upon its duties, such successor Trustee shall execute an instrument in writing wherein such successor Trustee shall agree to accept the Trust and to be bound by all of the terms and provisions of this Trust Agreement. The successor Trustee shall have all rights, powers, privileges, liabilities, duties and immunities of the former Trustee and may be an individual or a corporate fiduciary.

            (ii) Upon the acceptance of appointment by such successor Trustees, the former Trustee, if the former Trustee shall have been acting as a sole Trustee, shall make final accounting of the administration of the Trust Estate for the period of time elapsed since the preceding accounting and shall deliver and transfer the Trust Estate to such successor Trustees. Upon approval by such successor Trustees or by the charitable organization or organizations which are named in this Trust Agreement, or upon the failure of the successor Trustees and the charitable organization or organizations to object to such final accounting within sixty (60) days after it is rendered, the former Trustee shall thereupon be finally released and discharged, all as provided herein with respect to accountings.

        (d) Any individual Trustee shall be entitled to reasonable compensation for services rendered in the administration of this Trust. Any corporate fiduciary appointed either as Trustee or as successor Trustee shall receive as compensation for its services in the administration of this Trust such fees as are stipulated in its regular adopted schedules of compensation as published from time to time, unless other compensation is agreed upon. Such reasonable and necessary expenses shall be a charge upon the Trust Estate and shall be paid out of the Trust Estate unless paid by the Grantor.

        (e) During the Grantor's lifetime, the Trustees shall render from time to time accounts of their transactions to the Grantor. After funding of the Trust, and in all events after the Grantor's death, the Trustees shall render at least annually accounts of their transactions to the charitable organizations specifically defined in paragraph 3 of this Trust Agreement, including the Community Foundation. The Grantor or said named charitable organizations may approve such accounts by an instrument in writing delivered to the Trustees. If no written exception or objection is filed by the Grantor or said charitable organizations with the Trustees within sixty (60) days after any such account is so rendered, it shall be deemed to have been approved; and in such case or upon the written approval of the Grantor or said charitable organizations of any such account, the Trustees shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction.

        (f) The Trustees shall be fully protected in acting upon any instrument, certificate or paper believed by them to be genuine and to be signed or presented by the proper person or persons, and the Trustees shall be under no duty to make any investigation or inquiry as to any statement contained in such writing but may accept the same as conclusive evidence of the Trust and accuracy of the statements therein contained.

        (g) If a corporate fiduciary is appointed as Trustee, it shall have sole custody of all assets of the Trust Estate.

     6. JUDICIAL APPROVAL OF ACCOUNTINGS AND ENFORCEMENT OF TRUST. The Trustee may at any time initiate any action or proceedings for the settlement of its accounts or for the determination of any question of construction which may arise or for instructions and, except as otherwise required by any applicable laws, the only necessary parties defendant to such action shall be the Grantor, if living, and the charitable organizations, including the Community Foundation; but the Trustees may, if they so elect, bring in as parties defendant any other person or persons or organization. Said Community Foundation or charitable organizations may also initiate any action or proceeding in Missouri to compel an accounting by the Trustees and otherwise enforce the provisions of this Trust.

     7. ADDITIONS TO TRUST. The Grantor and any other person, firm or corporation shall have the right through the period of this Trust to contribute to the Trust additional cash, securities or other property of any kind acceptable to the Trustees by transfer, testamentary disposition, designation of the Trustees as assignees or beneficiaries of any insurance policies, or otherwise, to be held, managed and disbursed by the Trustees in accordance with the provisions of this Agreement.

     8. RULES GOVERNING TERMINATION. This Agreement, and the Trust created hereunder, shall be perpetual and irrevocable but may be terminated by the Trustees acting hereunder from time to time in either of the following situations:

        (a) For the purpose of incorporating, and with the express power to so incorporate, the Trust as a non-profit corporation, to be organized, established and operated solely and exclusively for one or more of, but none other than, the purposes mentioned or described by the provisions of paragraph 3 hereof, but only if a corporation meets the definition of a trust within the meaning of the regulations under Section 509(a)(3) of the Internal Revenue Code of 1986 and the laws of the State of Missouri; or

        (b) If, in the judgment of the Trustees, the Trust herein created has served its purposes, or such purposes can best be served by termination of the Trust and distribution of all of its assets.

Upon such termination, the Trust Estate shall be distributed by the Trustees to such newly formed corporation, if terminated for that purpose, or to one or more of the charitable organizations as the Trustees may select, for one or more of, but none other than, the purposes mentioned or described by the provisions of paragraph 3 hereof and subject to the limitations contained therein.

     9. AMENDMENT OF TRUST INDENTURE.

        (a) This Agreement may be amended by the Grantor to add or delete a charitable organization. Said amendment shall be made by an instrument in writing signed by the Grantor and delivered to the Trustees. The deletion of any named charitable organization shall terminate all of its rights, duties and powers under this Agreement.

        (b) This Agreement may be amended or modified by the Trustees, with the written consent of the Grantor, while living, and thereafter with the unanimous consent of all Trustees, whenever and as often and in such respects, but only to such extent as the Trustees deem necessary or advisable in the administration of the Trust, (i) to enable the Trust to qualify at all times during its existence as an organization described in Section 509 (a)(3) of the Internal Revenue Code and the regulations thereunder and as one which is tax exempt and to which donations can be made which are deductible from taxable income to the extent allowed by the provisions of the Internal Revenue Code of the United States and other laws and regulations in force and applicable from time to time; or (ii) so long as such amendment or modification will not result in preventing the trust from continuing to so qualify, to clarify any of the provisions contained herein or to remove any doubts as to the proper construction of this Trust Agreement. Any such amendment or modification shall be by instrument in writing, executed and acknowledged by the Trustees and also by the Grantor, if he is living at the date thereof.

     10. GOVERNING LAW. This Agreement and the Trust created hereby shall be construed, regulated and administered under the laws of the State of Missouri, and the Trustees shall be liable to account only in the courts of that state. All donations to the Trustees shall be deemed to take place in the State of Missouri.

     11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in a number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this instrument has been executed at Kansas City, Missouri, as of the day and year above set forth.


                                        /s/ Stanley H. Durwood
                                        Stanley H. Durwood, Grantor and Trustee

                                        /s/ Raymond F. Beagle, Jr.
                                        Raymond F. Beagle, Jr., Trustee

                                        /s/ Charles J. Egan, Jr.
                                        Charles J. Egan, Jr., Trustee


STATE OF Missouri )
                  ) ss.
COUNTY OF Jackson )

     On the 27th day of April, 1999, at my office in said County and State, before me, the undersigned, a notary public, personally appeared STANLEY H. DURWOOD, to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged the execution of the same as said person's free act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

                                  /s/ Lisa A. Loree
                                  Notary Public in and for said County and State
My Commission Expires:

September 15, 1999


STATE OF Missouri )
                  ) ss.
COUNTY OF Jackson )

     On the 27th day of April, 1999, at my office in said County and State, before me, the undersigned, a notary public, personally appeared RAYMOND F. BEAGLE, JR., to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged the execution of the same as said person's free act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

                                  /s/ Lisa A. Loree
                                  Notary Public in and for said County and State
My Commission Expires:

September 15, 1999


STATE OF Missouri )
                  ) ss.
COUNTY OF Jackson )


     On the 27th day of April, 1999, at my office in said County and State, before me, the undersigned, a notary public, personally appeared CHARLES J. EGAN, JR., to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged the execution of the same as said person's free act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

                                  /s/ Lisa A. Loree
                                  Notary Public in and for said County and State
My Commission Expires:

September 15, 1999

                                  SCHEDULE "A"

                   ATTACHED TO AND MADE A PART OF THE DURWOOD
                  FOUNDATION TRUST EXECUTED APRIL 27, 1999, BY
              STANLEY H. DURWOOD, GRANTOR, AND STANLEY H. DURWOOD,
           RAYMOND F. BEAGLE, JR., AND CHARLES J. EGAN, JR., TRUSTEES


Deposited by Grantor:


     $100 cash



     Receipt of the foregoing property is hereby acknowledged this 27th day of April, 1999.



                                           /s/ Stanley H. Durwood
                                           Stanley H. Durwood, Trustee

                                           /s/ Raymond F. Beagle, Jr.
                                           Raymond F. Beagle, Jr., Trustee

                                           /s/ Charles J. Egan, Jr.
                                           Charles J. Egan, Jr., Trustee



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